Exhibit 23.1

Consent of Independent Auditors



The Board of Directors
Performance Food Group Company:

We consent to incorporation by reference in the registration statements (Nos. 333-12223 and 33-72400) on Form S-8 of Performance Food Group
Company of our report dated February 9, 1998, relating to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 27, 1997, which report is included in the 1997 annual report on Form 10-K of Performance Food
Group Company. We also consent to the incorporation by reference in the aforementioned registration statements of our report dated February 9, 1998, relating to the financial statement schedule of the Company, which report is included in this Form 10-K.


	                                         /s/ KPMG PEAT MARWICK LLP


Richmond, Virginia
March 24, 1998

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Financial Data Schedule ( for SEC use only)